UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2025

Progyny, Inc.
(Exact name of Registrant as Specified in Charter)

Delaware	001-39100	27-2220139
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1359 Broadway New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)
(212) 888-3124
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PGNY	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2025, the board of directors (the “Board”) of Progyny, Inc. (the “Company”) appointed Debra Morris to serve as a Class III director of the Company, effective January 16, 2025. Ms. Morris’ term will expire at the Company’s 2025 annual meeting of stockholders. In addition, the Board appointed Ms. Morris to serve as a member of the Compensation Committee of the Board.

Ms. Morris has served as President of AccessHope, LLC since November 2024. She previously served as its Chief Operating Officer and Chief Financial Officer from May 2024 to November 2024. Prior to that, Ms. Morris was Executive Vice President, Chief Financial Officer of Apria, Inc. (Nasdaq: APR) from March 2013 through October 2022. Ms. Morris served as Chief Financial Officer of Americas for Sitel Group from February 2010 to February 2013. Previously, she was a Partner of Tatum LLC from 2004 to 2011, in which capacity she provided chief financial officer services for various contracted companies, including LifeMasters Supported SelfCare. From 1999 to 2003, Ms. Morris was Chief Financial Officer of Caliber Holdings Corporation. Prior to that, she served in various roles at CBRE Group, Inc. (NYSE: CBRE), including Executive Vice President, Global Chief Accounting Officer and Global Integration from 1981 to 1999. Ms. Morris currently serves on the board of directors of Rexford Industrial Realty, Inc. (NYSE: REXR) and biote Corp. (Nasdaq: BTMD). She previously served on the board of directors of EverDriven Technologies from May 2020 to February 2024 and Tatum LLC from 2008 to 2011. Ms. Morris holds a B.S. in Business Administration from Colby Sawyer College in New London, New Hampshire.

There is no arrangement or understanding between Ms. Morris and any other person pursuant to which she was selected as a director of the Company, and there is no family relationship between Ms. Morris and any of the Company’s other directors or executive officers. Ms. Morris has no material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K.

In accordance with the Company’s amended and restated non-employee director compensation policy (the “Policy”), Ms. Morris will receive a $40,000 annual cash retainer for her service on the Board, payable quarterly in arrears, prorated for any partial quarter of service. In addition, pursuant to the Policy, on January 16, 2025 (the “Grant Date”), Ms. Morris received an initial grant of options to purchase 44,000 shares of the Company’s common stock (the “Options”) under the Company’s 2019 Equity Incentive Plan, as amended from time to time. Twenty-five percent (25%) of the Options will vest on the first anniversary of the Grant Date, with the remainder vesting in equal quarterly installments through the fourth anniversary of the Grant Date, subject to Ms. Morris’ continued service through each applicable vesting date. In addition, pursuant to the Policy, Ms. Morris will be eligible to receive annually (i) an option grant in an amount equal to $338,587 to purchase shares of the Company’s common stock and (ii) restricted stock units in an amount equal to $139,750, each of which will be granted on the date of each annual meeting of stockholders and will vest on the first anniversary of the grant date, subject to Ms. Morris’ continued service through each applicable vesting date.

Ms. Morris also entered into the Company’s standard indemnity agreement for directors and executive officers, the form of which was previously filed by the Company as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (File No. 333-233965) with the Securities and Exchange Commission on September 27, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Progyny, Inc.

Dated: January 16, 2025
	By:	/s/ Peter Anevski
Peter Anevski
Chief Executive Officer